CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated June 24, 2008, accompanying the financial statements of Insured Municipals Income Trust, Series 499 and California Insured Municipals Income Trust, Series 232 (included in Van Kampen Unit Trusts, Municipal Series 551) as of February 29, 2008, and for the period from March 8, 2005 (date of deposit) through February 28, 2006 and for each of the two years in the period then ended and the financial highlights for the period from March 8, 2005 (date of deposit) through February 28, 2006 and for each of the two years in the period ended February 29, 2008, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-122790) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
June 24, 2008